Exhibit 99.1

Jernigan Capital Announces $0.84 Earnings Per Share and

$0.90 Adjusted Earnings Per Share For Third Quarter; Increases Annual Guidance

MEMPHIS, Tennessee, November 2, 2016 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP) today announced results for the quarter ended September 30, 2016, updated annual earnings guidance, and issued earnings guidance for the fourth quarter. Key highlights for the quarter include:

▪	Increased book value per share to $17.59 at September 30, 2016 from $17.04 at June 30, 2016;

▪	Reported earnings per share of $0.84 and adjusted earnings per share of $0.90 for the third quarter; and

▪	Increased full-year 2016 earnings per share and adjusted earnings per share guidance to $2.40 – $2.52 (previously $1.93 – $2.23) and $3.01 – $3.12 (previously $2.50 – $2.78), respectively, and issued earnings per share and adjusted earnings per share guidance for the three months ending December 31, 2016 of $0.46 – $0.59 and $0.53 – $0.64, respectively.

“We are pleased with our third quarter results,” commented Dean Jernigan, Chairman and Chief Executive Officer of Jernigan Capital, Inc. “We continued to show strong value accretion in our investment portfolio and positioned the Company to deliver significant additional value to our shareholders utilizing our own capital as we take full advantage of this strong development cycle. With the final investment identified to complete the Heitman joint venture, we are excited about our planned deployment of capital in the fourth quarter into new state-of-the-art self-storage projects. Additionally, during the quarter, two more of our self-storage projects opened their doors and are exceeding our original lease-up projections; thus highlighting the excellent job our developers and the JCAP team are doing in identifying and underwriting self-storage sites.”

John Good, President and Chief Operating Officer of the Company added: “Our strong third quarter results further emphasize the strength of the Company’s business plan and investments. We continue to experience robust demand for our capital as evidenced by $127.5 million of term sheets existing at September 30, 2016 and a stable pipeline of $600 million additional projects in various stages of underwriting. The leasing progress on our six operating self-storage projects continues to outpace our projections, and the continued increase in the fair value of our investments is a signal of the quality and success of our team’s hard work and dedication in identifying and closing on high-return self-storage investments. As a result of our performance and our expected activity during the fourth quarter, we are increasing our guidance for 2016 earnings per share and adjusted earnings per share.”

Financial Highlights

Net income for the three months ended September 30, 2016 was $5.0 million, or $0.84 per share, and adjusted earnings for the three months ended September 30, 2016 was $5.3 million, or $0.90 per share, an increase of $6.4 million and $6.1 million, respectively, over the net loss and adjusted loss for the third quarter of 2015. Included in net income and adjusted earnings for the three months ended September 30, 2016 was a $4.9 million increase in fair value of investments.

Net income for the nine months ended September 30, 2016 was $11.5 million, or $1.90 per share, and adjusted earnings for the nine months ended September 30, 2016 was $14.8 million, or $2.43 per share, an increase of $13.6 million and $15.9 million, respectively, over the net loss and adjusted loss for the nine months ended September 30, 2015. Included in net income and adjusted earnings for the nine months ended September 30, 2016 was a $14.2 million increase in fair value of investments and $2.4 million of non-recurring expenses.

General and administrative expenses for the three months ended September 30, 2016 and 2015 were $1.5 million and $1.2 million, respectively, and for the nine months ended September 30, 2016 and 2015 were $4.1 million and $2.0 million, respectively. In the three months ended September 30, 2016 and 2015, general and administrative expenses included $341,000 and $133,000 of stock-based compensation, which is a non-cash expense, and in the nine months ended September 30, 2016 and 2015, general and administrative expenses included $828,000 and $167,000 of stock-based compensation.

Capital Highlights

On October 4, 2016, the Company issued 10,000 restricted shares of the Series A Preferred Stock pursuant to the terms of the Stock Purchase Agreement with certain accounts managed by NexPoint Advisors, L.P., an affiliate of Highland Capital Management, L.P. and received $10.0 million in proceeds.

On October 11, 2016, the Company received $0.7 million of additional funds from existing senior participations in the construction loans on four of its development property investments with a profits interest.

On October 18, 2016, the Company sold to a local Memphis, Tennessee-based community bank a senior participation in the construction loan of one of the Company’s development property investments with a profits interest in Charlotte, North Carolina. The construction loan has a committed principal balance of approximately $6.8 million and earns interest at a rate of 6.9% per annum. Construction has been completed and a certificate of occupancy has been issued for this property. At closing, the bank paid to the Company approximately $3.4 million for the senior participation in the construction loan and will fund up to a total of $4.4 million as future draws are made on the construction loan. The Company will pay interest to the bank on its senior participation at the annual rate of 30-day LIBOR plus 3.50%, which translates to a current rate of approximately 4.02%.

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Annual Earnings Guidance Update and Fourth Quarter Guidance

The following table reflects updated earnings per share and adjusted earnings per share guidance for the fourth quarter ending December 31, 2016, and updated guidance for the full 2016 calendar year. Such guidance is based on management's current and expected views of company investment activity (including fair value appreciation), the self-storage market, and overall economic conditions.  Adjusted earnings is a measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income plus stock-based compensation expense, transaction and other expenses, deferred termination fee to manager, and restructuring costs.

	Dollars in thousands, except share and per share data
	Three months ending December 31, 2016		Year ending December 31, 2016
	Low	High	Low	High
Interest and JV revenue	$2,250	$2,350	$7,478	$7,578
G&A expenses	(2,140)	(2,040)	(7,460)	(7,360)
Interest expense	(250)	(200)	(436)	(386)
Transaction and other expenses	-	-	(2,129)	(2,129)
Other	10	15	(240)	(235)
Change in fair value of investments (1)	3,250	3,725	17,435	17,910
Net income	3,120	3,850	14,648	15,378
Add: stock based compensation	375	325	1,203	1,153
Add: restructuring charges	-	-	54	54
Add: deferred termination fee to Manager	-	-	239	239
Add: transaction and other expenses	-	-	2,129	2,129
Adjusted earnings	$3,495	$4,175	$18,273	$18,953
Earnings per share	$0.46	$0.59	$2.40	$2.52
Adjusted earnings per share	$0.53	$0.64	$3.01	$3.12
Average shares outstanding	5,961,710	5,961,710	5,961,710	5,961,710
Preferred stock dividends (2)	$350	$350	$350	$350

(1)	Excludes $0.3 million (low) / $0.2 million (high) and $0.6 million (low) / $0.5 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in interest and JV revenue for the three months ending December 31, 2016 and for the year ending December 31, 2016, respectively.
(2)	Half of the preferred stock dividend is payable in cash and half is payable in equity securities of the Company.

The guidance above is based on the following key assumptions regarding the Company’s business activities during the fourth quarter:

•	Approximately $19 million of projected repayments of certain of the Company’s construction loans and other loans

•	Additional advances of approximately $14 million on existing investment commitments and deployment of approximately $20 million on new investment commitments

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•	$10.0 million of proceeds from the issuance of Series A Preferred Stock and approximately $4.4 million of proceeds from additional A note senior participations

•	Increase in general and administrative expenses primarily due to the timing of certain professional fees to be incurred related to our external audit

•	Two additional properties receiving certificates of occupancy

•	No change in the key assumptions used to value our investments

Conference Call and Webcast Information

The Company will host a webcast and conference call on Thursday, November 3, 2016 at 11:00 a.m. Eastern Time to discuss the financial results and recent events. A webcast will be available on the Company’s website at investors.jernigancapital.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The archive of the webcast will be available on the Company’s website until November 17, 2016.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 1-888-632-3382

International: 1-785-424-1677

Passcode: JCAPQ316

Conference Call Playback:

Domestic: 1-800-839-3020

International: 1-402-220-7234

The playback can be accessed until midnight Eastern Time on November 17, 2016.

About Jernigan Capital, Inc.

Jernigan Capital, Inc. is a New York Stock Exchange-listed real estate investment trust (NYSE: JCAP) that provides debt and equity capital to private developers, owners, and operators of self-storage facilities. Our mission is to be the preeminent capital partner for self-storage entrepreneurs nationwide by offering creative solutions through an experienced team demonstrating the highest levels of integrity, dedication, excellence and community, while maximizing shareholder value. The Jernigan Capital team has extensive experience in over 100 U.S. markets—from acquiring and managing self-storage properties to new self-storage development—providing JCAP with knowledge unmatched by any lender, broker or advisor to the sector. Jernigan Capital is the only source of construction and development capital focused solely on the self-storage sector.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding our future performance, our fourth quarter 2016 earnings guidance and full year 2016 updated earnings guidance, including related key assumptions, future profits from investments, our anticipated loan closings, our access to capital and our ability to fund our existing loan commitments. The ultimate occurrence of events and results referenced in these forward-looking statements is subject to known and unknown risks and uncertainties, many of which are beyond our control. These forward-looking statements are based upon the Company's present intentions and expectations, but the events and results referenced in these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For a discussion of these and other risks facing our business, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (”SEC”) and our other filings with the SEC from time to time, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income plus stock-based compensation expense, transaction and other expenses, deferred termination fee to manager, and restructuring costs. Management uses Adjusted Earnings and Adjusted Earnings per share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various non-cash and non-recurring items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies.  Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net Income and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Contact:

Jernigan Capital, Inc.

John A. Good – (901) 567-9517

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JERNIGAN CAPITAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets:
Cash and cash equivalents	$13,009	$43,859
Development property investments at fair value	84,986	40,222
Operating property loans at fair value	15,090	19,600
Investment in real estate venture	2,883	—
Other loans, at cost	6,243	1,192
Deferred offering costs	2,690	—
Prepaid expenses and other assets	727	293
Fixed assets, net	198	261
Total assets	$125,826	$105,427

Liabilities:
Senior loan participations	$17,521	$—
Due to Manager	579	698
Accounts payable, accrued expenses and other liabilities	796	808
Dividends payable	2,087	2,157
Total liabilities	20,983	3,663

Equity:
Jernigan Capital, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	60	62
Additional paid-in capital	108,982	110,634
Accumulated deficit	(4,199)	(9,396)
Total Jernigan Capital, Inc. stockholders' equity	104,843	101,300
Non-controlling interests	—	464
Total equity	104,843	101,764
Total liabilities and equity	$125,826	$105,427

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JERNIGAN CAPITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenues:
Interest income from investments	$1,698	$578	$4,374	$735
Total investment income	1,698	578	4,374	735

Costs and expenses:
General and administrative expenses	1,463	1,213	4,102	2,000
Management fees to Manager	402	414	1,218	823
Transaction and other expenses	2	112	2,129	262
Restructuring costs	-	220	54	220
Deferred termination fee to Manager	-	158	239	308
Total costs and expenses	$1,867	$2,117	$7,742	$3,613

Operating loss	$(169)	$(1,539)	$(3,368)	$(2,878)

Other income (expense):
Equity in earnings from unconsolidated real estate venture	436	-	854	-
Change in fair value of investments	4,867	85	14,185	656
Interest expense	(148)	-	(186)	-
Other interest income	8	47	43	110
Total other income	$5,163	$132	$14,896	$766
Net income (loss)	$4,994	$(1,407)	$11,528	$(2,112)

Basic earnings (loss) per share attributable to common stockholders	$0.84	$(0.24)	$1.90	$(0.55)
Diluted earnings (loss) per share attributable to common stockholders	$0.84	$(0.24)	$1.90	$(0.55)

Weighted average shares of common stock outstanding - basic	5,831,135	6,000,000	5,926,215	4,000,330
Weighted average shares of common stock outstanding - diluted(1)	5,963,093	6,000,000	6,076,186	4,000,330

Dividends declared per share of common stock	$0.35	$0.35	$1.05	$0.70

(1)	For the three and nine month periods ended September 30, 2015, potentially dilutive securities are not included in the diluted earnings per share calculation as they are not dilutive.

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JERNIGAN CAPITAL, INC.

CALCULATION OF ADJUSTED EARNINGS

(in thousands, except share and per share data)

(unaudited)

	Three months ended
	September 30, 2016	September 30, 2015
Net income (loss)	$4,994	$(1,407)
Plus: stock-based compensation	341	133
Plus: transaction and other expenses	2	112
Plus: deferred termination fee to Manager	-	158
Plus: restructuring costs	-	220
Adjusted Earnings (Loss)	$5,337	$(784)

Adjusted Earnings (Loss) per share attributable to common stockholders	$0.90	$(0.14)

Weighted average shares of common stock outstanding - diluted (1)	5,963,093	6,000,000

(1)	For the three months ended September 30, 2015, potentially dilutive securities are not included in the diluted Adjusted Earnings per share calculation as they are not dilutive.

	Nine months ended
	September 30, 2016	September 30, 2015
Net income (loss)	$11,528	$(2,112)
Plus: stock-based compensation	828	167
Plus: transaction and other expenses	2,129	262
Plus: deferred termination fee to Manager	239	308
Plus: restructuring costs	54	220
Adjusted Earnings (Loss)	$14,778	$(1,155)

Adjusted Earnings (Loss) per share attributable to common stockholders	$2.43	$(0.31)

Weighted average shares of common stock outstanding - diluted (1)	6,076,186	4,000,330

(1)	For the nine months ended September 30, 2015, potentially dilutive securities are not included in the diluted Adjusted Earnings per share calculation as they are not dilutive.

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CALCULATION OF EARNINGS PER SHARE AND ADJUSTED EARNINGS PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Shares outstanding:
Weighted average common shares - basic	5,831,135	6,000,000	5,926,215	4,000,330
Effect of dilutive securities (1)	131,958	-	149,971	-
Weighted average common shares, all classes	5,963,093	6,000,000	6,076,186	4,000,330

Calculation of Earnings per Share - basic
Net income (loss)	$4,994	$(1,407)	$11,528	$(2,112)
Net income allocated to unvested restricted shares (2)	(111)	-	(285)	-
Dividends declared on unvested restricted shares	n/a	(57)	n/a	(95)
Net income (loss), adjusted, attributable to common shareholders	$4,883	$(1,464)	$11,243	$(2,207)

Weighted average common shares - basic	5,831,135	6,000,000	5,926,215	4,000,330
Earnings (loss) per share - basic	$0.84	$(0.24)	$1.90	$(0.55)

Calculation of Earnings per Share - diluted
Net income (loss)	$4,994	$(1,407)	$11,528	$(2,112)
Dividends declared on unvested restricted shares	n/a	(57)	n/a	(95)
Net income (loss), adjusted, attributable to common shareholders	$4,994	$(1,464)	$11,528	$(2,207)

Weighted average common shares - diluted	5,963,093	6,000,000	6,076,186	4,000,330
Earnings (loss) per share - diluted	$0.84	$(0.24)	$1.90	$(0.55)

Calculation of Adjusted Earnings per Share - basic
Adjusted Earnings (Loss)	$5,337	$(784)	$14,778	$(1,155)
Adjusted Earnings allocated to unvested restricted shares (2)	(118)	-	(365)	-
Dividends declared on unvested restricted shares	n/a	(57)	n/a	(95)
Adjusted Earnings (loss), adjusted, attributable to common shareholders	$5,219	$(841)	$14,413	$(1,250)

Weighted average common shares - basic	5,831,135	6,000,000	5,926,215	4,000,330
Adjusted Earnings (loss) per share - basic	$0.90	$(0.14)	$2.43	$(0.31)

Calculation of Adjusted Earnings per Share - diluted
Adjusted Earnings (Loss)	$5,337	$(784)	$14,778	$(1,155)
Dividends declared on unvested restricted shares	n/a	(57)	n/a	(95)
Adjusted Earnings (loss), adjusted, attributable to common shareholders	$5,337	$(841)	$14,778	$(1,250)

Weighted average common shares - diluted	5,963,093	6,000,000	6,076,186	4,000,330
Adjusted Earnings (loss) per share - diluted	$0.90	$(0.14)	$2.43	$(0.31)

(1)	For the three and nine months ended September 31, 2015, potentially dilutive securities are not included in the diluted earnings per share calculation as they are not dilutive.
(2)	Unvested restricted shares participate in dividends with common shares on a 1:1 basis and thus are considered participating securities under the two-class method for the three and nine months ended September 30, 2016.

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JERNIGAN CAPITAL, INC.

2016 GUIDANCE - RECONCILIATION OF ADJUSTED EARNINGS

(in thousands, except share and per share data)

(unaudited)

	Three months ending December 31, 2016
	Low	High

Net Income	$3,120	$3,850
Plus: stock-based compensation	375	325
Plus: transaction and other expenses	-	-
Adjusted Earnings	$3,495	$4,175

Net Income per weighted average share	$0.46	$0.59
Adjusted Earnings per weighted average share	$0.53	$0.64

Weighted average shares of common stock outstanding	5,961,710	5,961,710
Preferred stock dividends	$350	$350

	Year ending December 31, 2016
	Low	High

Net Income	$14,648	$15,378
Plus: stock-based compensation	1,203	1,153
Plus: transaction and other expenses	2,129	2,129
Plus: deferred termination fee to Manager	239	239
Plus: restructuring charges	54	54
Adjusted Earnings	$18,273	$18,953

Net Income per weighted average share	$2.40	$2.52
Adjusted Earnings per weighted average share	$3.01	$3.12

Weighted average shares of common stock outstanding	5,961,710	5,961,710
Preferred stock dividends	$350	$350

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